Exhibit 1.1

Boston Properties, Inc. and Boston Properties Limited Partnership have entered into Sales Agency Financing Agreements with each of BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (and in certain cases, certain of their respective agents or affiliates). What follows is the form of Sales Agency Financing Agreement.

SALES AGENCY FINANCING AGREEMENT

May 17, 2023

[BANK]
[ADDRESS]

As Agent [and Forward Seller]

[[BANK AFFILIATE]
[ADDRESS]

As Forward Purchaser]

Ladies and Gentlemen:

Each of Boston Properties, Inc., a Delaware corporation (the “Company”), and Boston Properties Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with [[•] (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and] [•] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, the “Agent” [and, in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, the “Forward Seller”]), as stated in this sales agency financing agreement (as the same may be amended or supplemented from time to time, this “Agreement”) as follows:

It is understood and agreed by the parties hereto that if Shares (as defined below) are offered or sold through the Agent acting as Forward Seller, then the Agent, as Forward Seller, shall be acting solely as sales agent for the Forward Purchaser with respect to the offering and sale of such Shares. Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forwards are not applicable hereunder and no sales of Forward Hedge Shares shall take place pursuant to this Agreement.

The Company and the Operating Partnership have also entered into separate sales agency financing agreements (each, an “Alternative Sales Agency Agreement” and, collectively, the “Alternative Sales Agency Agreements”), dated as of even date herewith, with each of [•], [•], [•], [•], [•], [•], [•], [•] and [•] (and, as applicable, their respective affiliates) (each in its capacity as agent and/or principal, forward seller and/or forward purchaser thereunder, an “Alternative Sales Agent”) for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Alternative Sales Agent of Shares on the terms set forth in the applicable Alternative Sales Agency Agreement. This Agreement and the Alternative Sales Agency Agreements are collectively referred to herein as the “Sales Agency Agreements.” The Company and the Operating Partnership may also in the future enter into one or more additional sales agency financing agreements for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time of the Shares, each of which will be deemed to be an Alternative Sales Agency Agreement upon execution thereof. The aggregate gross sales price of the Shares that may be sold pursuant to the Sales Agency Agreements shall not exceed the Maximum Program Amount (as defined herein).

ARTICLE I

DESCRIPTION OF SHARES

The Company proposes to issue and sell, in the manner contemplated by this Agreement, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate gross sales price of up to $600,000,000 (the “Shares”) (including shares sold pursuant to any Alternative Sales Agency Agreements), from time to time during the term of this Agreement and on the terms set forth in Article II of this Agreement. The Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares offered by the Company pursuant to any Placement Notice (as defined herein) upon the terms and subject to the conditions contained herein and therein. The Forward Seller shall be acting as sales agent for the Forward Purchaser and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares pursuant to any Placement Notice upon the terms and subject to the conditions contained herein and therein. The Company agrees that whenever it determines to sell Shares directly to the Agent as principal (each such transaction, a “Principal Transaction”), it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2.10 of this Agreement. Certain terms used herein are defined in Article X hereof.

ARTICLE II

PLACEMENTS; ISSUANCE, BORROWING AND SALE OF COMMON STOCK; SETTLEMENT

Section 2.01 Issuance, Borrowing and Sale. (a) Upon the terms and subject to the conditions of this Agreement, (i) the Company may issue Issuance Shares through the Agent and Agent shall use its commercially reasonable efforts to sell Issuance Shares in accordance with Section 2.01(b), or (ii) the Company may deliver a notice to the Forward Seller and the Forward Purchaser to borrow and use commercially reasonable efforts to sell Forward Hedge Shares in accordance with Section 2.01(c), in each case with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with such number of Placement Notices as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Shares sold under the Sales Agency Agreements equals the Maximum Program Amount or this Agreement is otherwise terminated. For the avoidance of doubt, Shares shall not include Forward Settlement Shares.

(b) On the basis of the representations and warranties herein contained and subject to the other terms and conditions of this Agreement, upon the delivery of a Placement Notice specifying that it relates to an “Issuance,” and unless sales pursuant to such Placement Notice have been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell Issuance Shares in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. The Agent may sell Issuance Shares in the manner described in Section 2.01(f) herein. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Issuance Shares, (ii) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01 and (iii) no Agent shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in a Terms Agreement and subject to this Article II hereof. In the case of clause (i) and (ii), the Agent will be acting as agent for the Company and not as principal.

(c) On the basis of the representations and warranties herein contained and subject to the other terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and the Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation to the Company and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Shares, the corresponding Sales Price and the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect thereof. Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser or its affiliate will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser or its affiliate for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Article II, and (iii) the Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Article II. In acting hereunder, the Forward Seller will be acting as an agent for the Forward Purchaser and not as principal.

(d) No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 2.11 or the Forward Contract or this Agreement is terminated pursuant to Article V or Article VII hereof), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Settlement Commission” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(e) Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder in accordance with the terms of the relevant Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be subject in all respects to the terms and conditions of the Master Forward Confirmation.

(f) Method of Offer and Sale. The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including, without limitations, sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance in the case of a Forward, if applicable), by any other method permitted by law, including, but not limited to, privately negotiated transactions, which may include block trades.

Section 2.02 Effectiveness. The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously: (i) the Company shall deliver to the Agent, the Forward Seller and the Forward Purchaser a certificate executed by the Secretary or Assistant Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company (or a duly authorized committee thereof) authorizing the execution and delivery of this Agreement and, subject to the conditions contained therein, the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen or electronic signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to the Agent, the Forward Seller and the Forward Purchaser (A) a certificate executed by the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the satisfaction of the conditions precedent set forth in clauses (i), (ii) and (iv) in Section 5.01(a) hereof, and (B) a certificate executed by the Chief Legal Officer of the Company, signing in such capacity, dated the date of the Closing, substantially in the form of Exhibit C attached hereto; (iii) the Chief Legal Officer of the Company shall deliver to the Agent, the Forward Seller and the Forward Purchaser an opinion, dated the date of the Closing, substantially in the form of Exhibit D attached hereto; (iv) Goodwin Procter LLP, counsel for the Company, shall deliver to the Agent, the Forward Seller and the Forward Purchaser opinions and a negative assurance letter, dated the date of the Closing and addressed to the Agent, the Forward Seller and the Forward Purchaser, as applicable, substantially in the forms of Exhibit E, Exhibit F and Exhibit G attached hereto; (v) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agent, the Forward Seller and the Forward Purchaser, shall deliver to the Agent, the Forward

Seller and the Forward Purchaser an opinion and a negative assurance letter, dated the date of the Closing and addressed to the Agent, the Forward Seller and the Forward Purchaser, substantially in the forms of Exhibit H and Exhibit I attached hereto; (vi) PricewaterhouseCoopers LLP shall deliver to the Agent, the Forward Seller and the Forward Purchaser a letter, dated the Closing Date, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser; and (vii) the Company shall pay the expenses set forth in Section 9.02(ii), (iv) and (vii) hereof by wire transfer to the respective accounts designated by the Agent, the Forward Seller and the Forward Purchaser in writing reasonably promptly following the Closing.

Section 2.03 Mechanics.

(a) Placement Notice. On any Trading Day during the Commitment Period on which (i) the conditions set forth in Sections 5.01 have been satisfied and (ii) solely with respect to any Forward, no event described in clause (x) or clause (y) of the proviso set forth in the definition of a Forward Hedge Selling Period shall have occurred, the Company may (x) in the case of an Issuance, deliver a notice to the Agent for the issuance and sale of Shares hereunder (each, a “Placement”) or (y) in the case of a Forward, deliver a notice to the Forward Seller and the Forward Purchaser containing the parameters in accordance with which it desires the Shares to be sold, which notice, in each case for either clause (x) or clause (y), shall be in the form of an e-mail (or other method mutually agreed to in writing by the parties) and shall specify whether it relates to an “Issuance” or a “Forward” and shall include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any Floor Price per Share below which sales may not be made or a formula pursuant to which such Floor Price shall be determined and, as applicable, certain specified terms of the Forward (a notice under either clause (x) or clause (y), a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit B; provided, however, that notwithstanding anything in this Agreement to the contrary, the Agent, the Forward Seller and the Forward Purchaser shall have no obligations with respect to any Placement Notice if and to the extent the aggregate Sales Price of the Shares sold pursuant thereto, together with the aggregate Sales Price of the Shares previously sold under the Sales Agency Agreements, shall exceed the Maximum Program Amount. A Placement Notice shall be executed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Executive Vice President or any Senior Vice President of the Company.

(b) With respect to a Placement Notice for a Forward, if the Forward Seller and the Forward Purchaser wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Forward Seller and the Forward Purchaser will promptly, and in any event prior to 5:00 p.m. (New York City time) on the Business Day immediately following the Business Day on which such Placement Notice was delivered to the Forward Seller and the Forward Purchaser, issue to the Company a notice by e-mail (or other method mutually agreed to in writing by the parties), setting forth the terms that the Forward Seller and the Forward Purchaser are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Forward Seller and the Forward Purchaser until the Company delivers to the Forward Seller and the Forward Purchaser an acceptance by e-mail (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (an “Acceptance”). The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Forward Seller’s and the Forward Purchaser’s acceptance of the terms of the Placement Notice or upon receipt by the Forward Seller and the Forward Purchaser of the Company’s Acceptance, as the case may be, unless and until (1) the entire amount of the Placement Shares has been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (3) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice (as amended by the corresponding Acceptance, if applicable), (4) this Agreement has been terminated under the provisions of Article V or Article VII hereof or (5) any party shall have suspended the sale of the Placement Shares in accordance with Section 2.11 below. With respect to a Forward, it is expressly acknowledged and agreed that the Company and the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (x) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by the Forward Seller or the Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice with respect to a Forward (as amended by the corresponding Acceptance, if applicable), the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c) Delivery of Placement Notice. No Placement Notice may be delivered hereunder (i) other than on a Trading Day during the Commitment Period, (ii) if the Selling Period specified therein would overlap in whole or in part with any Selling Period specified in any other Placement Notice (as amended by the corresponding Acceptance in the case of a Forward, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold or (iii) if any Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in) any Forward Contract entered into between the Company and the Forward Purchaser, and no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance in the case of a Forward, if applicable) delivered by the Company relating to a “Forward” hereunder or any “Forward” under any Alternative Sales Agency Agreements, would result in the sum of the number of Shares issued under all Forward Contracts (entered into in connection with any Sales Agency Agreements) that have settled, plus the aggregate Capped Number under all Forward Contracts (entered into in connection with any Sales Agency Agreements) then outstanding or to be entered into between the Company and the Forward Purchaser (or any forward purchaser in connection with any Alternative Sales Agency Agreement) exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d) Floor Price. During a Selling Period, neither the Agent nor the Forward Seller shall sell Shares below the Floor Price for such Selling Period and such Floor Price may be adjusted by the Company at any time during such Selling Period with respect to any sales that have not yet occurred upon notice to the Agent or the Forward Seller, as applicable, and confirmation to the Company.

(e) Trading Guidelines. The Company acknowledges and consents to the Agent, the Forward Seller and the Forward Purchaser trading in the Company’s Common Stock for their respective accounts and for the accounts of their respective clients at the same time as sales of Shares occur pursuant to this Agreement, any Terms Agreement or any Alternative Sales Agency Agreement (including any terms agreement pursuant thereto) or while this Agreement, any Master Forward Agreement, any Terms Agreement or any Alternative Sales Agency Agreement (including any terms agreement pursuant thereto) is in effect; provided, however, that such consent is expressly limited to trading activity that complies with applicable federal and state laws, rules and regulations.

Section 2.04 Settlements of Issuance Shares. Subject to the provisions of Article V, on or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the Agent or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Issuance Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that it will (i) hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to the Agent any Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

Section 2.05 Settlements of Forward Hedge Shares. Subject to the provisions of Article V, on or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit/Withdrawal at Custodian (DWAC) System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

Section 2.06 Use of Free Writing Prospectus. None of the Company, the Agent or the Forward Seller has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, which consent shall not be unreasonably withheld, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Shares contemplated by this Agreement.

Section 2.07 Multiple Sales Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected by or through only one Agent, Forward Seller or Alternative Sales Agent on any single given day, and the Company shall in no event request or allow more than one Agent, Forward Seller or Alternative Sales Agent to sell Shares on the same day. In addition, the Company agrees that it will not sell, or instruct any other party to sell, any shares of Common Stock under any other sales agency financing agreements or other similar arrangements on such day.

Section 2.08 Exemption from Regulation M. If any party to this Agreement has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify every other party to this Agreement and sales of Shares under this Agreement, any Terms Agreement, any Alternative Sales Agency Agreement (including any terms agreement pursuant thereto) or any Forward Contract (including under any Alternative Sales Agency Agreement) shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party.

Section 2.09 Material Non-Public Information. Notwithstanding any other provision of this Agreement, (a) the Company shall not request the sale of any Shares that would be sold during any period in which the Company believes it is in possession of material non-public information and (b) the Agent and the Forward Seller shall not be obligated to sell any Shares hereunder during any period in which either the Agent or the Forward Seller believes that the Company is or could be deemed to be in possession of material non-public information.

Section 2.10 Sales Through Principal Transactions. If the Company wishes to issue and sell Shares pursuant to this Agreement through a Principal Transaction, it shall notify the Agent of the proposed terms of such Principal Transaction. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Agent and the Company will enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement will not be binding on the Company or the Agent unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. A Terms Agreement may specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Agent. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

Section 2.11 Suspension of Sales. The Company, the Agent, the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including via e-mail to one of the individuals named on Schedule 1 hereto or by any other method mutually agreed to in writing by the parties) or by telephone (confirmed immediately by verifiable facsimile transmission or via e-mail to one of the individuals named on Schedule 1 hereto), suspend any sale of Shares and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract). The Company agrees that no such notice shall be effective against the Agent, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule 1 may be amended from time to time; provided, however, that the failure by the Company to deliver such notice shall in no way affect its right to suspend the sale of Shares hereunder. The Agent, the Forward Seller and the Forward Purchaser agree that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule 1 may be amended from time to time; provided, however, that the failure by the Agent, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Agent, the Forward Seller and the Forward Purchaser that as of the date of this Agreement and on each such other time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement:

Section 3.01 Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the NYSE under the trading symbol “BXP”, and the Shares have been listed on the NYSE, subject to notice of issuance. The Company meets the requirements for the use of Form S-3 under the Securities Act and Securities Act Regulations for the registration of the transactions contemplated by this Agreement. The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-272012) (the “Original Registration Statement”), to be used in connection with, among other securities, the public offering and sale of Common Stock, including the Shares of the Company. The Original Registration Statement and each further registration statement filed by the Company for the purpose of registering additional Shares to be sold pursuant to this Agreement (or, on and after the date on which the Shares may no longer be offered and sold pursuant to any such registration statement, any such further registration statement filed by the Company for the purpose of continuing the offering of the Shares following such date), and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement and any pricing supplement relating to a particular issuance of the Shares (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of

Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to the Agent, the Forward Seller and the Forward Purchaser by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent, the Forward Seller and the Forward Purchaser for such use. Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement. As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

Section 3.02 Registration Statement; Prospectus and Disclosure Package. The Original Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof. Each further registration statement, other than the Original Registration Statement, filed by the Company for the purpose of registering additional Shares to be sold pursuant to this Agreement either (1) is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission or (2) has otherwise become effective under the Securities Act. On and after the date on which the Shares may no longer be offered and sold pursuant to the Original Registration Statement (or any such further registration statement filed by the Company for the purpose of registering additional Shares to be sold pursuant to this Agreement), each registration statement filed by the Company for the purpose of continuing the offering of the Shares following any such date either (1) is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission or (2) has otherwise become effective under the Securities Act. No notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. Upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date, however, the Company will be required to file a further registration statement for the purpose of continuing the offering of the Shares. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus Supplement, the Prospectus does not contain, and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of each Applicable Time and the Closing Date, as the case may be, neither (i) the Issuer Free Writing Prospectus(es), if any, issued at or prior to such Applicable Time, the Prospectus and the public offering price of the Shares offered thereby, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus(es), if any, when considered together with the General Disclosure Package, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Agent, the Forward Seller and the Forward Purchaser furnished to the Company in writing by the Agent, the Forward Seller and the Forward Purchaser expressly for use in the Registration Statement, the Prospectus and the General Disclosure Package and any amendment or supplement thereto.

Section 3.03 Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or, when taken together with the Registration Statement, Prospectus or General Disclosure Package, as applicable, including the documents incorporated by reference therein, omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or, when taken together with the Registration Statement, Prospectus or General Disclosure Package, as applicable, including the documents incorporated by reference therein, omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04 Status under the Securities Act. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Except for the free writing prospectuses, if any, identified in Schedule 2 hereto or permitted pursuant to Section 2.06, and electronic road shows, if any, furnished to the Agent, the Forward Seller and the Forward Purchaser before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Agent, the Forward Seller and the Forward Purchaser, use or refer to, any free writing prospectus with respect to the offering of Shares contemplated by this Agreement.

Section 3.05 Independent Registered Public Accountants. The registered public accounting firm that certified the financial statements and supporting schedules, if any, of the Company and its subsidiaries included or incorporated by reference in the General Disclosure Package, is an independent registered public firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Securities Act Regulations.

Section 3.06 Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated or for the periods specified, as the case may be; said financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved, except as noted therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis materially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, except as noted therein. Other than the historical financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no other historical financial statements are required by the Securities Act or the Securities Act Regulations to be included or incorporated by reference therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Section 3.07 No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, except as described in the General Disclosure Package or in documents incorporated by reference therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or any material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement, any Forward Contract and any applicable Terms Agreement (a “Material Adverse Effect”), (ii) no material casualty loss or material condemnation or other material adverse event with respect to the commercial real estate properties owned by the Company or any of its subsidiaries as of the date of this Agreement (the “Properties”) that are still owned by the Company or any of its subsidiaries or any other real property owned by the Company or any of its subsidiaries, when considered in the aggregate, has occurred, and (iii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

Section 3.08 Organization and Qualification of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

Section 3.09 Organization, Qualification and Capitalization of the Subsidiaries of the Company. Each of the subsidiaries of the Company has been duly formed or organized, as the case may be, and is validly existing as a general or limited partnership, limited liability company, corporation or trust, as the case may be, in good standing (in the case of corporations, limited liability companies and limited partnerships) under the laws of the jurisdiction of its formation or organization, has partnership, corporate, limited liability company or trust power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each of the subsidiaries of the Company that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, and all of the partnership interests in each subsidiary of the Company that is a partnership are validly issued and fully paid. Except as otherwise disclosed in the General Disclosure Package, all such shares and interests, as the case may be, that are owned by the Company or any of its subsidiaries are owned by the Company, directly or through subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not reasonably be expected to result in a Material Adverse Effect. None of the outstanding shares of capital stock or limited liability company or partnership interests of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

Section 3.10 Due Authorization of Common Stock. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

Section 3.11 Authority. Each of the Company and the Operating Partnership, as applicable, has full right, power and authority to execute and deliver this Agreement and Master Forward Confirmation and to perform their respective obligations hereunder and thereunder (including, without limitation, with respect to the Company, the issuance of the Shares pursuant to this Agreement). This Agreement and the Master Forward Confirmation have been duly authorized, executed and delivered by each of the Company and the Operating Partnership, as applicable. The Company has full right, power and authority to execute and deliver any Terms Agreement or Forward Contract and perform its obligations thereunder and all action required to be taken for the due and proper authorization, execution and delivery by it of any Terms Agreement or Forward Contract and the consummation by it of the transactions contemplated thereby will have been duly and validly authorized and any Terms Agreement or Forward Contract will have been duly authorized, executed and delivered by the Company.

Section 3.12 Common Stock. The Common Stock, including the Shares, conforms in all material respects to the description thereof contained in each of the General Disclosure Package and the Prospectus or in documents incorporated therein by reference and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder.

Section 3.13 Due Authorization of Shares and Forward Settlement Shares. The Shares and the Forward Settlement Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein or in the applicable Forward Contract, will be validly issued, fully paid and nonassessable, and the issuance of such Shares or Forward Settlement Shares, as applicable, will not be subject to any preemptive rights under the certificate of incorporation or bylaws of the Company or the Delaware General Corporation Law. Upon issuance, the Shares or Forward Settlement Shares, as applicable, will conform in all material respects to the statements relating thereto contained in the Prospectus and the General Disclosure Package. Upon payment of the purchase price and delivery of the Shares or Forward Settlement Shares, as applicable, in accordance with this Agreement or the applicable Forward Contract, each of the purchasers thereof will receive good, valid and marketable title to such Shares or Forward Settlement Shares, free and clear of all liens, charges and encumbrances.

Section 3.14 Sale of Shares. Immediately after any sale of Shares hereunder, the aggregate amount of Common Stock that has been sold under this Agreement will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that the Agent, the Forward Seller and the Forward Purchaser shall have no responsibility for maintaining records with respect to the aggregate amount of Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.15 OP Units. The issued and outstanding units of limited partnership of the Operating Partnership (“OP Units”), if any, have been duly authorized and validly issued and are fully paid. OP Units issued and sold in connection with the acquisition of properties currently under contract to be acquired, if any, have been and will be offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

Section 3.16 No Conflict. Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not result in a Material Adverse Effect. Except with respect to the authorization of actual sales of Shares, other than those previously sold or subject to a Placement Notice, the execution, delivery and performance of this Agreement, any Forward Contract and any applicable Terms Agreement and the consummation of the transactions contemplated in this Agreement, any Forward Contract, any applicable Terms Agreement and the General Disclosure Package (including the issuance, if any, of the Shares or the Forward Settlement Shares, and sale of the Shares, and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”)

and compliance by the Company and the Operating Partnership with their obligations under this Agreement, any Forward Contract, if applicable, and any applicable Terms Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and (except as contemplated by the General Disclosure Package) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except for such conflicts, breaches, defaults, Repayment Events, liens, charges, encumbrances or violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries. As used herein, the term “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

Section 3.17 No Labor Disputes. Except as disclosed in the General Disclosure Package or as would not reasonably be expected to result in a Material Adverse Effect, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

Section 3.18 No Material Actions, Suits or Proceedings. Except as disclosed in the General Disclosure Package, there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus, or than which might reasonably be expected, if determined adversely to the Company or any of its subsidiaries, to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder.

Section 3.19 REIT Status. Commencing with the taxable year ended December 31, 1997 and through the date hereof, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

Section 3.20 Filing of Contracts. There are no contracts or documents which are required to be described in the Registration Statement or the General Disclosure Package or to be filed as exhibits thereto or to documents incorporated by reference therein which have not been so described and filed as required.

Section 3.21 No Further Consents Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Operating Partnership of their obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already filed or obtained or as may be required under the Securities Act or the Securities Act Regulations and foreign or state securities or blue sky laws.

Section 3.22 Governmental Licenses. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

Section 3.23 Title to Properties. (i) The Company and its subsidiaries have either good and marketable title in fee simple or good and marketable leasehold title, as applicable, to all of the Properties and good and marketable title to all other real properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in each of the General Disclosure Package and the Prospectus or in documents incorporated by reference therein or (b) do not, in the aggregate, materially affect the value of such properties and do not, in the aggregate, materially interfere with the use made and proposed to be made of such properties by the Company or any of its subsidiaries; (ii) all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein or in documents incorporated by reference therein; (iii) except as disclosed in the General Disclosure Package, the Company does not know of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would have a Material Adverse Effect and will not result in a forfeiture or reversion of title; (iv) except as disclosed in the General Disclosure Package, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a Material Adverse Effect; (v) except as disclosed in the General Disclosure Package, none of the Company or any of its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which would have a Material Adverse Effect, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and (vi) except as disclosed in the General Disclosure Package, no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect.

Section 3.24 Insurance. Except as disclosed in the General Disclosure Package, the Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; and neither the Company nor any of its subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business assuming that such coverage continues to be available on commercially reasonable terms at the time.

Section 3.25 Taxes. The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and would not reasonably be expected to have a Material Adverse Effect or as described in or contemplated by the General Disclosure Package.

Section 3.26 Mortgages. Except as set forth in the General Disclosure Package, the mortgages and deeds of trust encumbering the properties and assets described in the General Disclosure Package are not convertible and none of the Company, any of its subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its subsidiaries.

Section 3.27 Compliance of Prospectus Supplement. Each prospectus supplement relating to the Shares, if any, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Securities Act Regulations.

Section 3.28 Company and Operating Partnership Not Investment Companies. The Company and the Operating Partnership are not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.29 Environmental Laws; Hazardous Materials. Except as otherwise disclosed in the Prospectus, or except as would not, singly or in the aggregate, have a Material Adverse Effect, (i) to the best knowledge of the Company, the Company and its subsidiaries have been and are in compliance with applicable Environmental Statutes (as defined below); (ii) to the best knowledge of the Company, none of the Company, any of its subsidiaries or any other owners of the Properties at any time or any other party has at any time released (as such term is defined in Section 101(22) of CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to or from the Properties; (iii) the Company does not intend to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Statutes; (iv) neither the Company nor any of its subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with or without notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Company or its subsidiaries; and (vi) neither the Properties nor any other land are included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as defined below).

As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (including environmental statues not specifically defined herein) (individually, an “Environmental Statute” and collectively “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

Section 3.30 No Registration Rights. Except as described in the Registration Statement or in respect of (i) OP Units issued by the Operating Partnership, (ii) the issuance or resale of any security issuable upon the conversion, exchange or exercise of any previously outstanding security or right or (iii) the resale of securities issued in an unregistered transaction not required to be disclosed pursuant to Item 3.02 of Form 8-K or its successor, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement. Except as described in the Registration Statement or in respect of (i) OP Units issued by the Operating Partnership, (ii) the issuance or resale of any security issuable upon the conversion, exchange or exercise of any previously outstanding security or right or (iii) the resale of securities issued in an unregistered transaction not required to be disclosed pursuant to Item 3.02 of Form 8-K or its successor, there are no registration rights or other similar rights to have any securities otherwise registered by the Company under the Securities Act.

Section 3.31 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 3.32 Officers’ Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Agent, the Forward Seller and the Forward Purchaser or to counsel for the Agent, the Forward Seller and the Forward Purchaser in connection with this Agreement, any Forward Contract or any Terms Agreement shall be deemed a representation and warranty solely by the Company to the Agent, the Forward Seller and the Forward Purchaser as to the matters covered thereby.

Section 3.33 Internal Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.34 Internal Controls Over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the General Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 3.35 Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the General Disclosure Package, such disclosure controls and procedures are effective.

Section 3.36 Compliance with FCPA. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.37 Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

Section 3.38 Compliance with OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company or the Operating Partnership is currently the subject of any sanctions administered by the OFAC; and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that, at the time of such funding, is the subject of any sanctions administered by OFAC.

Section 3.39 No Price Stabilization or Manipulation. Neither the Company, the Operating Partnership nor any of their respective directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares pursuant to this Agreement.

Section 3.40 No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agent, Forward Seller or Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares pursuant to this Agreement.

Section 3.41 Compliance with Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

Section 3.42 Statistical, Market and Operational Data. The statistical, market and operational data included in each of the Prospectus and the General Disclosure Package (i) matches, is based on or was accurately derived from the applicable internal accounting, operational and/or financial records of the Company and the Operating Partnership in all material respects and/or (ii) matches, is based on or was accurately derived from public sources or publications that the Company and the Operating Partnership believe, in good faith, to be reliable and accurate in all material respects.

Section 3.43 Cybersecurity. (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operations, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except, in the case of either clause (i) or (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or, with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

COVENANTS

The Company covenants and agrees during the term of this Agreement with each of the Agent, the Forward Seller and the Forward Purchaser as follows:

Section 4.01 Registration Statement and Prospectus. (i) At any time after the date of delivery of a Placement Notice and prior to the later of (A) the end of the Selling Period established by such Placement Notice and (B) the last Settlement Date for Shares sold pursuant to such Placement Notice, to make no amendment or supplement to the Registration Statement or the Prospectus at any time prior to having afforded the Agent, the Forward Seller and the Forward Purchaser, as applicable, a reasonable opportunity to review and comment thereon; provided, however, that this clause (i) shall not apply to (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Shares and (y) an amendment or supplement by means of a Current Report on Form 8-K that does not include financial statements of the Company or an earnings release of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus; provided, further, that the Company will give prior written notice to the Agent, the Forward Seller and the Forward Purchaser, as applicable, of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report; (ii) upon the reasonable request of the Agent, the Forward Seller or the Forward Purchaser, to prepare, with respect to any Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Shares in a form previously approved by the Agent, the Forward Seller and the Forward Purchaser and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such an Issuance Supplement is not required by applicable law, by the rules and regulations of the Commission or by the rules and regulations of each such exchange or market; (iii) at any time other than the period set forth in clause (i) above, to make no amendment or supplement to the Registration Statement or the Prospectus at any time prior to having afforded the Agent, the Forward Seller and the Forward Purchaser a reasonable opportunity to review and comment thereon, and to advise the Agent, the Forward Seller and the Forward Purchaser as soon as practicable when any such amendment to the Registration Statement has been filed or has become effective or any such amendment or supplement to the Prospectus has been filed with the Commission; provided, however, that this clause (iii) shall not apply to (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Shares, and (y) an amendment or supplement by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A, a Current Report on Form 8-K or a Registration Statement on Form 8-A or any amendments thereto filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus; (iv) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Shares, and during such same period to advise the Agent, the Forward Seller and the Forward Purchaser, promptly after the Company receives notice thereof if such notice shall be received during a Selling Period, or prior to delivery of a Placement Notice at all other times, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission (other than an amendment or supplement relating solely to the issuance or offering of securities other than the Shares or an amendment or supplement by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A, a Current Report on Form 8-K or a Registration Statement on Form 8-A or any amendments thereto filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information with respect thereto, or the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (including, without limitation, any documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package); (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification during a Selling Period, to use promptly its commercially reasonable efforts to obtain its withdrawal and (vi) if, immediately prior to the third anniversary of the filing of the Original Registration Statement, any of the Shares remain unsold hereunder, to, prior to such third anniversary, advise the Agent, the Forward Seller and the Forward Purchaser as to whether it intends to file (unless it has already done so) a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Shares;

Section 4.02 Blue Sky. To use its commercially reasonable efforts to cause the Shares to be listed on the NYSE and promptly from time to time to take such action as the Agent, the Forward Seller or the Forward Purchaser may reasonably request to cooperate with the Agent, the Forward Seller or the Forward Purchaser in the qualification of the Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States and its territories as the Agent, the Forward Seller or the Forward Purchaser may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the sale of the Shares; provided, that in connection therewith, the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so qualified, has not otherwise made such filing or is not otherwise so subject;

Section 4.03 Copies of Registration Statement and Prospectus. (i) Except where such reports, communications, financial statements or other information is available on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR, system or its successor, to furnish the Agent, the Forward Seller and the Forward Purchaser with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as the Agent, the Forward Seller or the Forward Purchaser may reasonably request from time to time; and (ii) if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and the Forward Seller and request the Agent and the Forward Seller to suspend offers to sell Shares (and, if so notified, the Agent and the Forward Seller shall cease such offers as soon as practicable); and, if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent, the Forward Seller and the Forward Purchaser promptly by telephone (with confirmation in writing, which may be by e-mail) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent, the Forward Seller or the Forward Purchaser is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

Section 4.04 Reports. To timely file such reports pursuant to the Exchange Act as are necessary to make generally available to its holders of the Shares an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Regulations;

Section 4.05 Representations and Warranties. At each Applicable Time, Issuance Date, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.06) and each Request Date, (i) the Company shall be deemed to have affirmed (a) each covenant and other agreement contained in this Agreement and (b) that each representation and warranty contained in this Agreement is true and correct, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and supplements thereto), and (ii) the Company will undertake to advise the Agent, the Forward Seller and the Forward Purchaser if any of such representations and warranties will not be true and correct as of each such date, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares);

Section 4.06 Opinions of Counsel. That (i) each time the Registration Statement or the Prospectus is amended or supplemented (other than by means of (a) an amendment or supplement relating solely to the offering of securities other than the Shares, (b) an Issuance Supplement, (c) a Current Report on Form 8-K (other than a Current Report on Form 8-K containing financial statements or an earnings release or with respect to material federal income tax considerations relating to ownership of the Company’s Common Stock), (d) a Definitive Proxy Statement on Schedule 14A or (e) a Part III-only amendment to an Annual Report on Form 10-K, unless, in the case of (a) or (b) reasonably requested by the Agent, the Forward Seller and the Forward Purchaser within five (5) Business Days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a Current Report on Form 8-K containing financial statements or an earnings release or with respect to material federal income tax considerations relating to ownership of the Company’s Common Stock filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such date, a “Registration Statement Amendment Date”) or (ii) otherwise after each reasonable request by the Agent, the Forward Seller and the Forward Purchaser (each date of any such request, an “Opinion Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as soon as practicable thereafter to the Agent, the Forward Seller and the Forward Purchaser, as applicable, the written opinion of the Chief Legal Officer of the Company and the written opinions and negative assurance letter of Goodwin Procter LLP, counsel for the Company, dated the date of delivery and in form reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, (i) if such counsel has previously furnished opinions and negative assurance letters to the effect set forth in Exhibits D, E, F and G hereto, to the effect that the Agent, the Forward Seller and the Forward Purchaser may rely on such previously furnished opinions and negative assurance letters of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) and any other appropriate updates or (ii) of the same tenor as such opinions and negative assurance letters of such counsel as set forth in Exhibits D, E, F and G hereto, but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such opinions and negative assurance letters otherwise required by this Section 4.06 if a Selling Period is not then in effect and the Settlement Date has occurred for all Shares previously sold pursuant to this Agreement; provided further, that the delivery of each such opinion and negative assurance letter (dated as of or after the date on which the most recent such amendment or supplement was filed by the Company with the Commission) shall be a condition precedent to the delivery by the Company of a Placement Notice with respect to the Shares;

Section 4.07 Comfort Letters. That (i) each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements or an earnings release of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), other than by (a) an amendment or supplement relating solely to the offering of securities other than the Shares, (b) a Definitive Proxy Statement on Schedule 14A or (c) a Part III-only amendment to an Annual Report on Form 10-K, in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records or (ii) otherwise after each reasonable request by the Agent, the Forward Seller or the Forward Purchaser (each date of any such request, a “Comfort Letter Request Date”), the Company shall as soon as practicable thereafter cause each of the independent registered public accounting firms that have audited the financial statements of the Company included or incorporated by reference in the Registration Statement to furnish as soon as practicable thereafter to the Agent, the Forward Seller and the Forward Purchaser a letter, dated the date of delivery, in form reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement, the Prospectus and, to the extent applicable, the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than three (3) Business Days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to the Agent, the Forward Seller and the Forward Purchaser; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such letter otherwise required by this Section 4.07 if a Selling Period is not then in effect and the Settlement Date has occurred for all Shares previously sold pursuant to this Agreement; provided, further, that the delivery of each such letter (dated as of or after the date on which the most recent such amendment or supplement was filed by the Company with the Commission) required by this Section 4.07 shall be a condition precedent to the delivery by the Company of a Placement Notice with respect to the Shares;

Section 4.08 Officers’ Certificate. That (i) each time the Registration Statement or the Prospectus is amended or supplemented (other than by means of (a) an amendment or supplement relating solely to an offering of securities other than the Shares, (b) an Issuance Supplement, (c) a Current Report on Form 8-K (other than a Current Report on Form 8-K containing financial statements or an earnings release or with respect to material federal income tax considerations relating to ownership of the Company’s Common Stock), (d) a Definitive Proxy Statement on Schedule 14A or (e) a Part III-only amendment to an Annual Report on Form 10-K, unless in the case of (a), (b) or (c), reasonably requested by the Agent, the Forward Seller or the Forward Purchaser within five (5) Business Days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K containing financial statements or an earnings release or with respect to material federal income tax considerations relating to ownership of the Company’s Common Stock filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus or (ii) otherwise after each reasonable request by the Agent, the Forward Seller or the Forward Purchaser (each date of any such request, an “Officers’ Certificate Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as soon as practicable thereafter to the Agent, the Forward Seller and the Forward Purchaser (A) a certificate, dated the date of delivery, in such form and executed by such officers of the Company as is reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the certificate referred to in Section 2.02(ii)(A) and (B) a certificate substantially in the form of Exhibit C hereto, but, in the case of each of clauses (A) and (B), modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such certificate otherwise required by this Section 4.08 if a Selling Period is not then in effect and the Settlement Date has occurred for all Shares previously sold pursuant to this Agreement; provided further, that the delivery of each such certificate (dated as of or after the date on which the most recent such amendment or supplement was filed by the Company with the Commission) required by this Section 4.08 shall be a condition precedent to the delivery by the Company of a Placement Notice with respect to the Shares;

Section 4.09 [Intentionally Omitted]

Section 4.10 Market Activities. Neither the Company nor any of its affiliated purchasers will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) during any Stand Off Period sell, bid for or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than as contemplated by this Agreement, any Terms Agreement, any Alternative Sales Agency Agreement and any terms agreement pursuant thereto;

Section 4.11 Prospectus Supplement Filing; Periodic Reports. To the extent required under applicable law, promptly following the end of each quarterly period, the Company shall be required to file a prospectus supplement with the Commission, disclosing the number of Shares sold through the Agent, the Forward Seller and the Alternative Sales Agents under the Sales Agency Agreements and the net proceeds received by the Company with respect to sales of the Shares pursuant to the Sales Agency Agreements relating to such quarter, together with any other information that the Company reasonably believes is required to comply with the Securities Act or any rules or regulations thereunder. In the alternative, to the extent permitted by the rules and regulations of the Commission, the Company in its sole discretion may make the disclosures contemplated by the preceding sentence by including such disclosures in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company for any quarter in which sales of Shares were made by or through the Agent, the Forward Seller and the Alternative Sales Agents under the Sales Agency Agreements;

Section 4.12 Maximum Program Amount. The Company will promptly notify the Agent, the Forward Seller and the Forward Purchaser when the Maximum Program Amount has been sold pursuant to the Sales Agency Agreements;

Section 4.13 Due Diligence. The Company shall promptly reply to due diligence inquiries from the Agent, the Forward Seller or the Forward Purchaser, or their respective agents, including, without limitation, furnishing requested materials and making senior management available for due diligence conference calls, upon the reasonable request of the Agent, the Forward Seller or the Forward Purchaser;

Section 4.14 DTC. The Company shall cooperate with the Agent, the Forward Seller and the Forward Purchaser and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of The Depository Trust Company;

Section 4.15 Required Notices During Forward Hedge Selling Period. During any Forward Hedge Selling Period, the Company shall provide the Agent, the Forward Seller and the Forward Purchaser notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any current or future dividend reinvestment plan that the Company may adopt from time to time, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided the implementation of such is disclosed to the Agent, the Forward Seller and the Forward Purchaser in advance or (v) any shares of Common Stock issuable upon the exchange, conversion, or redemption of securities, including, but not limited to, OP Units, or the exercise of warrants, options or other rights in effect or outstanding. To the extent requested in writing by the Company, the Agent, the Forward Seller and the Forward Purchaser shall keep notices provided under this Section 4.15 confidential; and

Section 4.16 Long Positions. During any Forward Hedge Selling Period, on the date of delivery of any Placement Notice relating to a “Forward” or otherwise entering into any Forward Contract, neither the Company nor any of its affiliated purchasers will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to shares of Common Stock.

ARTICLE V

CONDITIONS TO DELIVERY OF PLACEMENT

NOTICES AND TO SETTLEMENT

Section 5.01 Conditions to the Obligations of the Agent, the Forward Seller and the Forward Purchaser. The right of the Company to deliver a Placement Notice hereunder is subject to the satisfaction, on the date of delivery of such Placement Notice, and the obligations of the Agent and the Forward Seller hereunder with respect to a Placement, the obligations of the Forward Purchaser hereunder with respect to the borrowing of Forward Hedge Shares in connection with a Placement and the obligations of the Agent under any Term Agreement is subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a) Effective Registration Statement and Authorizations. The Registration Statement shall remain effective and sales of all of the Shares (including all of the Shares expected to be issued in connection with the Issuance specified by the current Placement Notice) may be made by the Agent and the Forward Seller thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information with respect to the Registration Statement of the Prospectus on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent, the Forward Seller and the Forward Purchaser and (iv) no event specified in clause (ii) of Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03.

(b) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company set forth in Article III hereof shall be true and correct as of each Applicable Time, as of the Closing Date, as of the applicable date referred to in Section 4.05 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time.

(c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e) Material Adverse Changes. Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (including the documents incorporated by reference therein and any supplements thereto).

(f) No Suspension of Trading In or Delisting of Common Stock; Other Events. The trading of the Common Stock (including without limitation the Shares) shall not be suspended by the Commission, the NYSE or FINRA, and the Shares and the Forward Settlement Shares, if any, shall have been approved for listing or quotation on, and shall not have been delisted from, the NYSE. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) if trading generally on the NYSE or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of the Agent or the Forward Seller, as applicable, makes it impracticable or inadvisable to proceed with the sale of Shares of the Company.

(g) Comfort Letters. On the Closing Date and on each applicable date referred to in Section 4.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, each of the independent registered public accounting firms that have audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to the Agent, the Forward Seller and the Forward Purchaser a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser of the type described in PCAOB Statement on Auditing Standards AU 634, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package.

(h) No Defaults. The execution and delivery of this Agreement and the issuance and sale of the Shares and the compliance by the Company or any of its consolidated subsidiaries with all of the provisions of this Agreement will not result in the Company or any of its consolidated subsidiaries being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company or any of its consolidated subsidiaries, or of any agreement, instrument or other undertaking to which the Company or any of its consolidated subsidiaries is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its consolidated subsidiaries or any of their property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i) Trading Cushion. The Selling Period for any previous Placement Notice shall have expired.

(j) Maximum Issuance Amount. In no event may the Company issue a Placement Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that the sum of (i) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, (ii) the aggregate Sales Price of all Shares issued under all previous Issuances and Forwards effected pursuant to the Sales Agency Agreements and (iii) the aggregate amount sold under any Terms Agreements (including under any terms agreements under any Alternative Sales Agency Agreements) would exceed the Maximum Program Amount.

(k) Prospectus Supplement and Issuance Supplement.

(1) The Prospectus Supplement, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Agent, the Forward Seller and the Forward Purchaser on or prior to the Issuance Date.

(2) To the extent required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Agent, the Forward Seller and the Forward Purchaser on or prior to the Issuance Date.

(l) Counsel Opinions and Letters. The counsel specified in Section 4.06, or other counsel selected by the Company and reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser shall have furnished to the Agent, the Forward Seller and the Forward Purchaser their written opinions and negative assurance letter, dated the Closing Date and each applicable date referred to in Section 4.06 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 4.06. Skadden, Arps Slate, Meagher & Flom LLP, counsel for the Agent, the Forward Seller and the Forward Purchaser, or other counsel selected by the Agent, the Forward Seller and the Forward Purchaser, shall have furnished to the Agent, the Forward Seller and the Forward Purchaser its written opinion and negative assurance letter to the effect set forth in Exhibit H and Exhibit I hereto (modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date, as the case may be), dated the Closing Date and each Registration Statement Amendment Date or Opinion Request Date that is on or prior to such Issuance Date or Settlement Date, as the case may be; provided that (i) if such counsel has previously furnished opinions and negative assurance letters to the effect set forth in Exhibit H and Exhibit I hereto, such counsel shall have furnished to the Agent, the Forward Seller and the Forward Purchaser a letter or letters to the effect that the Agent, the Forward Seller and the Forward Purchaser may rely on such previously furnished opinions and negative assurance letters of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date).

(m) Officers’ Certificate. The Company shall have furnished or caused to be furnished to the Agent, the Forward Seller and the Forward Purchaser an officers’ certificate executed by the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in their respective capacities, dated the Closing Date and each applicable date referred to in Section 4.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(n) Other Documents. On the Closing Date and prior to each Issuance Date and Settlement Date, each of the Agent, the Forward Seller, the Forward Purchaser and their counsel shall have received such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substances to each of the Agent, the Forward Seller, the Forward Purchaser and their counsel.

(o) Documents Required to be Delivered on each Issuance Date. The Agent’s and the Forward Seller’s respective obligations to sell Shares pursuant to a Placement Notice hereunder shall additionally be conditioned upon the delivery to the Agent, the Forward Seller and the Forward Purchaser on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, executed by the Chief Executive Officer, the President or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Placement Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Placement Notice).

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.01 Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agent, the Forward Seller, the Forward Purchaser and their respective officers, directors, employees and agents, and each Person, if any, who controls the Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents (collectively, the “Controlling Persons”), and each affiliate of the Agent, the Forward Seller and the Forward Purchaser (within the meaning of Rule 405 under the Securities Act), from and against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), and any action or proceeding in respect thereof, to which the Agent, the Forward

Seller, the Forward Purchaser, and their respective officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or any Issuer Free Writing Prospectus in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to the Agent, the Forward Seller and the Forward Purchaser or their plan of distribution furnished in writing to the Company by the Agent, the Forward Seller and the Forward Purchaser expressly for use therein, and the Company and the Operating Partnership shall reimburse the Agent, the Forward Seller and the Forward Purchaser, their respective officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02 Indemnification by the Agent, the Forward Seller and the Forward Purchaser. The Agent, the Forward Seller and the Forward Purchaser, severally and not jointly, agree to indemnify and hold harmless the Company and the Operating Partnerships, their respective officers, directors, employees and agents and each Person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents, and each affiliate of the Company (within the meaning of Rule 405 under the Securities), from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, the Operating Partnership, their respective officers, directors, employees or agents, any such Controlling Person and any officer, director, employee or agent of such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to the Agent, the Forward Seller and the Forward Purchaser or their plan of distribution furnished to the Company by or on behalf of the Agent, the Forward Seller and the Forward Purchaser expressly for use therein, and the Agent, the Forward Seller and the Forward Purchaser shall reimburse the Company, the Operating Partnership, their respective officers, directors, employees and agents, and each Controlling Person, for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof.

Section 6.03 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld. Notwithstanding the preceding sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement described in the preceding sentence effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

Section 6.04 Contribution. If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller or the Forward Purchaser, severally, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller or the Forward Purchaser, on the other hand, from the offering of the Shares to which such losses, claims, damages or liabilities relate. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Agent, the Forward Seller and the Forward Purchaser, on the other, in connection with such statements or omissions, as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller or the Forward Purchaser, on the other, shall be deemed to be in the same proportions as (a) in the case of the Company and the Operating Partnership, (x) the total Net Proceeds from the offering of the Issuance Shares for each Issuance under this Agreement or a Terms Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the aggregate Sales Price of the Issuance Shares, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bears to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of the Agent, the total commissions received by the Agent bear to the aggregate Sales Price of the Issuance Shares, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (d) in the case of the Forward Purchaser, the aggregate net Spread (as such term is defined in the related Forward Contract for each Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward executed in connection with this Agreement bears to the Gross Forward Amount. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership, on one hand, or by the Agent, the Forward Seller and the Forward Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation (even if the Forward Seller and the Forward Purchaser were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.04, (i) neither the Agent nor the Forward Seller shall be required to contribute any amount in excess of the amount by which the commissions with respect to the offering of the Issuance Shares or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement exceeds the amount of any damages which the Agent or the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Forward Purchaser shall in no event be required to contribute any amount in excess of the amount by which the aggregate net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts entered into pursuant to this Agreement exceeds the amount of any damages the Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04, each officer, director, employee and agent of the Agent, the Forward Seller or the Forward Purchaser, and each Controlling Person, shall have the same rights to contribution as the Agent, the Forward Seller or the Forward Purchaser, and each director of the Company or the Operating Partnership, each officer of the Company or the Operating Partnership who signed the Registration Statement, and each Person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The obligations of the Company, the Operating Partnership, the Agent, the Forward Seller and the Forward Purchaser under this Article VI shall be in addition to any liability that the Company, the Operating Partnership, the Agent, the Forward Seller and the Forward Purchaser may otherwise have.

ARTICLE VII

TERMINATION

Section 7.01 Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02 Termination

(a) The Company, the Operating Partnership, the Agent, the Forward Seller or the Forward Purchaser may, by giving written notice as hereinafter specified, each in its sole discretion at any time, terminate this Agreement with respect to itself, and any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent, the Forward Seller, the Forward Purchaser, the Company or the Operating Partnership, as the case may be; provided, further, that any such termination shall have no effect on the obligations of any other party under this Agreement. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle on the Issuance Settlement Date. For the avoidance of doubt, any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the “Supplemental Confirmation” in respect thereof).

(b) Unless earlier terminated pursuant to this Article VII, this Agreement shall automatically terminate on the date that the aggregate offering price of the Shares sold pursuant to the Sales Agency Agreements and any Terms Agreements (including under any term agreements under any Alternative Sales Agency Agreements) equals the Maximum Program Amount; provided that if a “Supplemental Confirmation” required to be executed pursuant to Section 2.01(d) of this Agreement has not been executed on or prior to such date, then the provisions of this Agreement as they relate to the Forward for the relevant Forward Hedge Selling Period shall survive such termination until such “Supplemental Confirmation” has been executed or deemed effective pursuant to such Forward.

(c) In the case of any purchase of Shares by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Agent, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

Section 7.03 Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9.02 and for the Company’s obligations in respect of all prior Placement Notices; provided that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent, the Forward Seller, the Forward Purchaser or any of their respective officers, directors, employees, agents or any Controlling Persons, (ii) delivery and acceptance of the Shares and payment therefor, (iii) the settlement of any Forwards or (iii) any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent, the Forward Seller and the Forward Purchaser prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby that includes information related to this Agreement or transactions contemplated hereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties. Notwithstanding the foregoing, the Company may disclose any of the following: the results of any sale of Shares, including the Sales Price, the Issuance Price, the use or anticipated use of proceeds, the number of Shares issued pursuant to an Issuance, the number of Shares sold or issued pursuant to a Forward, and the portion of the Maximum Program Amount that has not yet been issued without the prior review or approval of the Agent, the Forward Seller and the Forward Purchaser.

Section 9.02 Expenses. The Company covenants and agrees with the Agent, the Forward Seller and the Forward Purchaser that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent, the Forward Seller and the Forward Purchaser and the NYSE; (ii) reasonable documented out-of-pocket expenses of the Agent, the Forward Seller and the Forward Purchaser, including the reasonable fees, disbursements and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agent, the Forward Seller and the Forward Purchaser (up to, together with the fees, disbursements and expenses of such counsel, pursuant to Section 9.02(ii) of the Alternative Sales Agency Agreements, $75,000 in the aggregate) (including in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4.02 hereof, in connection with preparing any blue sky survey and in connection with any review by FINRA), in connection with the Closing and in connection with the Master Forward Confirmation; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Shares on the NYSE and any filing fees incident to any required review by FINRA of the terms of the sale of the Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for the Agent, the Forward Seller and the Forward Purchaser), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder and under the Master Forward Confirmation that are not otherwise specifically provided for in this Section.

Section 9.03 Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent, the Forward Seller and the Forward Purchaser are required to obtain, verify and record information that identifies their respective clients, including the Company and the Operating Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Agent, the Forward Seller and the Forward Purchaser to properly identify their respective clients.

Section 9.04 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or e-mail, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

(a) if to the Company, to Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199, Attention, Eric G. Kevorkian, Esq., E-Mail: [____], with a copy (which shall not constitute notice) to: Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention Ettore A. Santucci, Esq. and William T. Goldberg, Esq., E-Mail: [____] and [____];

(b) if to the Agent or the Forward Seller, to [•], with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: David J. Goldschmidt; or

(c) if to the Forward Purchaser, to [•], with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: David J. Goldschmidt.

Except as set forth in Section 2.11, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed e-mail. Notice otherwise sent as provided herein shall be deemed given on the third (3rd) Business Day following the date mailed or on the next Business Day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.05 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.06 Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.07 No Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company, the Agent, the Forward Seller or the Forward Purchaser. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.08 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.09 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.10 Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.11 Governing Law; Jurisdiction. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS

THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.12 Waiver of Jury Trial. THE COMPANY, THE AGENT, THE FORWARD SELLER AND THE FORWARD PURCHASER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE FORWARD CONTRACTS, ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 9.13 Counterparts. This Agreement, any Forward Contract and any Terms Agreement may be executed in two or more counterparts and delivered by facsimile or in electronic form, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 9.14 Adjustments for Stock Splits, etc. The parties acknowledge and agree that share related numbers contained in this Agreement (including the Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.15 No Fiduciary Duty. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser (and any affiliate through which the Agent, the Forward Seller or the Forward Purchaser may be acting), on the other, (b) the Agent, the Forward Seller and the Forward Purchaser are acting solely as agent and/or as principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation, irrespective of whether or not the Agent, the Forward Seller or the Forward Purchaser has advised or is advising the Company on other matters, and none of the Agent, the Forward Seller or the Forward Purchaser has any obligation to the Company with respect to the transactions contemplated by this Agreement, any Terms Agreement or the Master Forward Confirmation except the obligations expressly set forth herein and therein,

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation, (d) none of the Agent, the Forward Seller or the Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, any Terms Agreement or the Master Forward Confirmation and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (e) it is aware that the Agent, the Forward Seller and the Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise, (f) the Sales Price of the Shares sold pursuant to this Agreement, any Terms Agreement or any Forward Contract will not be established by the Agent, the Forward Seller or the Forward Purchaser, (g) it waives, to the fullest extent permitted by law, any claims it may have against the Agent, the Forward Seller and the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement, any Terms Agreement and the Master Forward Confirmation and agrees that none of the Agent, the Forward Seller or the Forward Purchaser shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company and (h) the Company’s engagement of the Agent and the Forward Seller in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agent, the Forward Seller or the Forward Purchaser have advised or are currently advising the Company on related or other matters). The Company agrees that it will not claim that any of the Agent, the Forward Seller or the Forward Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

Section 9.16 Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any of the Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity (as hereinafter defined) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any of the Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as hereinafter defined) of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as hereinafter defined) under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime (as hereinafter defined) if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 9.16, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

ARTICLE X

DEFINITIONS

Section 10.01 Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Acceptance” has the meaning set forth in Section 2.03(b).

“Actual Forward Commission” has the meaning set forth in Section 6.04.

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below) or any portion thereof, as the context may require, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

“Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Agreements and Instruments” has the meaning set forth in Section 3.16.

“Alternative Sales Agency Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Alternative Sales Agents” has the meaning set forth in the introductory paragraph of this Agreement.

“Applicable Time” means the time of sale of any Issuance Shares pursuant to this Agreement.

“BHC Act Affiliate” has the meaning set forth in Section 9.16.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“CERCLA” has the meaning set forth in Section 3.29.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” means the United States Internal Revenue Code of 1986, as amended, or any successor thereto.

“Comfort Letter Request Date” has the meaning set forth in Section 4.07.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (i) the date this Agreement is terminated pursuant to Article VII and (ii) the third anniversary of the date of this Agreement.

“Common Stock” has the meaning set forth in Article I.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Controlling Persons” has the meaning set forth in Section 6.01.

“Covered Entity” has the meaning set forth in Section 9.16.

“Default Rights” has the meaning set forth in Section 9.16.

“Environmental Statutes” has the meaning set forth in Section 3.29.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Floor Price” means, for a Selling Period, the minimum price per share set by the Company in the Placement Notice establishing such Selling Period below which the Agent or the Forward Seller, as applicable, shall not sell Shares during such Selling Period, which may be adjusted by the Company with respect to any sales that have not yet occurred pursuant to Section 2.01(c) and which in no event shall be less than $1.00.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use its good faith and commercially reasonable efforts consistent with its normal trading and sales practices to borrow and sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified by the Company as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the requested aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge Shares, not to exceed 2.0%, as specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, subject to Section 2.03 hereof, the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”), beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Article V or Article VII hereof and as set forth in Sections 2.03(b) and 2.11 hereof.

“Forward Hedge Settlement Date” means, for any Forward Contract, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the second (2nd) Trading Day (as defined below) (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Forward Hedge Shares are made.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser or its affiliate and offered and sold by the Forward Seller or its affiliate in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder.

“Forward Settlement Shares” means any shares of Common Stock issued by the Company pursuant to the Company’s election (or deemed election) of “net-share” settlement or “physical” settlement of any Forward Contract.

“GAAP” has the meaning set forth in Section 3.06.

“General Disclosure Package” has the meaning set forth in Section 3.02.

“Governmental Authority” has the meaning set forth in Section 3.29.

“Governmental Licenses” has the meaning set forth in Section 3.22.

“Gross Forward Amount” has the meaning set forth in Section 6.04.

“Hazardous Materials” has the meaning set forth in Section 3.29.

“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.

“Issuance” means each occasion the Company elects to exercise its right to enter into a Terms Agreement or deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and, pursuant to a Placement Notice, requires the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means, for any Issuance, the amount specified as such in the Placement Notice or Terms Agreement for such Issuance, which amount, in the case of an Issuance pursuant to a Placement Notice, shall be the target aggregate Sales Price of the Issuance Shares to be sold by the Agent, subject to the terms and conditions of this Agreement.

“Issuance Date” means any Trading Day during the Commitment Period that a Placement Notice is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Selling Period” means the period of one to five consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) commencing on the Trading Day on which a Placement Notice for such Issuance is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Issuance Settlement Date” means, for each sale of Issuance Shares, unless otherwise specified in the applicable Placement Notice or Terms Agreement, the second (2nd) Business Day following the Trading Day (or such earlier day as is industry practice for regular-way trading) on which such Issuance Shares are sold pursuant to this Agreement.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Alternative Sales Agency Agreements.

“Issuance Supplement” has the meaning set forth in Section 3.01.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“IT Systems and Data” has the meaning set forth in Section 3.43.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Transactions substantially in the form attached hereto as Exhibit J, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Material Adverse Effect” has the meaning set forth in Section 3.07.

“Maximum Program Amount” means Shares with an aggregate Sales Price of $600,000,000 (or, if less, the aggregate amount of Shares registered under the Registration Statement).

“Money Laundering Laws” has the meaning set forth in Section 3.37.

“Net Forward Proceeds” has the meaning set forth in Section 6.04.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officers’ Certificate Request Date” has the meaning set forth in Section 4.08.

“OP Units” has the meaning set forth in Section 3.15.

“Operating Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Opinion Request Date” has the meaning set forth in Section 4.06.

“Original Registration Statement” has the meaning set forth in Section 3.01.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Placement” has the meaning set forth in Section 2.03(a).

“Placement Notice” has the meaning set forth in Section 2.03(a).

“Placement Shares” has the meaning set forth in Section 2.03(a).

“Principal Transaction” has the meaning set forth in Article I.

“Properties” has the meaning set forth in Section 3.07.

“Prospectus” has the meaning set forth in Section 3.01.

“Prospectus Supplement” means the most recent prospectus supplement, relating to the Shares, filed or to be filed by the Company with the Commission pursuant to Rule 424(b) within the time period prescribed therein, in form and substance to be agreed upon by the parties hereto, in connection with the offering of the Shares pursuant to this Agreement.

“Registration Statement” has the meaning set forth in Section 3.01.

“Registration Statement Amendment Date” has the meaning set forth in Section 4.06.

“REIT” means a real estate investment trust under the Code.

“Repayment Event” has the meaning set forth in Section 3.16.

“Request Date” means each Comfort Letter Request Date, each Officers’ Certificate Request Date and each Opinion Request Date.

“Sales Agency Agreements” has the meaning set forth in the introductory paragraph of this Agreement.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by the Agent or the Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale; provided that the aggregate Sales Price of the Shares that may be sold pursuant to the Sales Agency Agreements shall not exceed the Maximum Program Amount. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” means rules and regulations of the Commission under the Securities Act.

“Selling Commission” means at a mutually agreed rate, not to exceed 2.0%, of the Sales Price of Issuance Shares sold during a Selling Period.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the Agent shall otherwise agree (including in any Terms Agreement), any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” shall have the meaning set forth in Article I hereof, provided, however, that where the context requires, the term “Shares” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Terms Agreement” has the meaning set forth in Article I.

“Time of Delivery” has the meaning set forth in Section 2.10.

“Trading Day” means any day which is a trading day on the NYSE (notwithstanding the NYSE closing prior to its scheduled closing time).

“U.S. Special Resolution Regime” has the meaning set forth in Section 9.16.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Shares hereunder, the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares sold by the Forward Seller on such Trading Day.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

BOSTON PROPERTIES, INC.

By:
Name: Michael E. LaBelle
Title: Executive Vice President, Chief
Financial Officer and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	BOSTON PROPERTIES, INC.,
as general partner

By:
Name: Michael E. LaBelle
Title: Executive Vice President, Chief
Financial Officer and Treasurer

[Signature Page 1 of 2 to Sales Agency Financing Agreement]

[AGENT NAME], AS AGENT [AND FORWARD SELLER]

By:
Name:
Title:

[[•], AS FORWARD PURCHASER]

By:
Name:
Title:

[Signature Page 2 of 2 to Sales Agency Financing Agreement]